Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger Prices $4.5 Million

Underwritten Public Offering of Common Stock

Redwood City, Calif., January 28, 2020 - Avinger, Inc. (Nasdaq: AVGR), a leading developer of innovative treatments for Peripheral Artery Disease (PAD), today announced the pricing of an underwritten public offering with gross proceeds to the Company expected to be approximately $4.5 million before deducting underwriting discounts and commissions and other estimated offering expenses. The proposed offering equates to 6,428,572 shares of the Company’s common stock at a price of $0.70 per share. The Company intends to use the net proceeds from this offering to fund working capital, payment of interest on debt and general corporate purposes, which may include research and development of the Company’s Lumivascular platform products, preclinical and clinical trials and studies, regulatory submissions, expansion of sales and marketing organizations and efforts, intellectual property protection and enforcement and capital expenditures. The Company not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. The Company may use a portion of the net proceeds to acquire complementary products, technologies or businesses or to repay principal on debt; however, the Company currently has no agreements or commitments to complete any such transactions or to make any such principal repayments and is not involved in negotiations to do so.

The Company has also granted the underwriters a 45-day option to purchase up to an additional 15% of the number of shares of common stock offered in the public offering to cover over-allotments, if any, at the public offering price. The offering is expected to close on or about January 31, 2020, subject to customary closing conditions.

Aegis Capital Corp. is acting as sole bookrunner for the offering.

This offering is being made pursuant to a registration statement on Form S-1 (No. 333-235902) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on January 28, 2020. A final prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

Electronic copies of the final prospectus , when available, may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the final prospectus , which provides more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first-ever image-guided, catheter-based system that diagnoses and treats patients with peripheral artery disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Public Relations Contact:

Phil Preuss

VP of Marketing & Business Operations

Avinger, Inc.

(650) 241-7942

pr@avinger.com

Investor Contact:

Mark Weinswig
Chief Financial Officer
Avinger, Inc.
(650) 241-7916
ir@avinger.com

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company's ability to complete the financing, its intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: the risk that the public offering of common stock may not close; risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the SEC on March 6, 2019 and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.